PRICING SUPPLEMENT NO. 28                                         Rule 424(b)(3)
DATED:   August 18, 2004                                     File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                               $10,668,950,162
                       THE BEAR STEARNS COMPANIES INC.
                         Medium-Term Notes, Series B

Principal Amount: $18,000,000    Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 8/31/2004   Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date:  7/1/2019         CUSIP#: 073928G23

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:

Minimum Denominations: $1,000, increased in multiples of $1,000.


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 1.00%

Interest Payment Date(s): *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[ ]  Commercial Paper Rate               Minimum Interest Rate:

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s):

[ ]  Treasury Rate                       Interest Reset Period:

[ ]  LIBOR Reuters                       Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing December 1, 2004 and on the 1st of each June and December thereafter until Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.